ASSIGNMENT
                             -of-
Entire world wide rights in Digital Masters together with territorial licences
           and other interests in sound recordings
                        *************

THIS ASSIGNMENT AND TRANSFER DEED is made the 28th March 1997 BETWEEN BEACON STUDIOS MANAGEMENT CORPORATION whose registered office is at P O Box 438 Tropic Isle Building Wickhams Cay Road Town Tortola British Virgin Islands ("Beacon") of the one part and IMMEDIATE ENTERTAINMENT GROUP INCORPORATED whose Registered Agent is Gateway Enterprises Incorporated at 3230 E. Flamingo Road Suite 156 Las Vegas Nevada 89121 United States of America ("the Purchaser") of the other part

BACKGROUND TO THE ASSIGNMENT AND TRANSFER

A. Beacon is the absolute owner of a substantial catalogue of master digital sound recordings protected by the Copyright Design and Patents Act 1988 in the United Kingdom and by other statutory codified conventional and common law protection in the rest of the World details of which are set out and described in the First Schedule hereto containing pages ("the catalogue") and identified by the signatures on behalf of the parties hereto.

B. Beacon has agreed to assign the catalogue to the Purchaser and has also agreed to sell and transfer to the Purchaser the further rights specified in the Second Schedule. The consideration for such assignment and sale and transfer shall be the issue of 500,000. One Cent Ordinary Stock in the Purchaser (carrying a present value of US$4. per share)clean and without charge or equities attaching thereto. Itemized payment Schedule and Disbursements is attached in the Third Schedule.

C. Beacon and the Purchaser have agreed to enter into and be bound by the further undertakings terms and provisions of this deed for the better transfer and vesting in the Purchaser of both the catalogue and further rights specified in the Second Schedule hereto.

NOW THIS DEED HEREBY WITNESSETH as follows:

l. Definitions and interpretation

1.1 Agreement means this assignment and transfer deed and any and all schedules annexures and exhibits attached to it or incorporated in it by reference

1.2 "The Shares" shall mean One Cent Ordinary Stock in the Purchaser free from all charges liens charges or equities.

1.2 Any reference in this agreement to any statute or statutory provision shall be construed as including a reference to that statute or statutory provision as time to time amended modified extended or re-enacted whether before or after the date of this agreement and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it in any part of the world and not necessarily the United Kingdom

1.3 Unless the context other wise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate unincorporated associations and partnerships

1.4 The expression "copyright" means the entire copyright subsisting under the laws of the United Kingdom and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world together with all rights of extension and renewal

1 5 "Digital Masters" means the masters of remastered analogue sound recordings in the public domain and radio recordings also in the public domain the copyright and all other rights of which are vested in Beacon

1.6 "Other Product" means any audio or audio visual product including original sound recordings produced by Beacon and original recordings which have been acquired by Beacon other than Digital Masters which Beacon may have acquired by assignment transfer agreement licence or by the operation of law by any parties in or from any part of the world which Beacon acquired the right or licence or any associate of Beacon acquired the right or licence to manufacture or licence at any time prior to the date hereof.

1.7 "Publicity material" means when available such biographical musicological notes transparencies and audio-visual material in respect of those artistes composer conductors arrangers as may be in the control under licence or other proprietorship or licensor right immediately prior to the date hereof.

1.8 "Territory" means the whole of the world

1.9 "Third Party Liabilities" means any and all sums payable to any parties whose services or performances are contained in any Digital Masters and all fees and payments required to be made by or under the provisions of agreements or arrangements with the American Federation of Musicians ( including but not limited to the Phonograph Record Trust Agreement the Phonograph Manufacturers Special Payment Fund Agreement and the American Federation of Musicians Pension and Welfare Fund) and all sums payable to the owners of any element of copyright contained in the Digital Masters and all other sums of whatever nature payable in respect of the exploitation of the Digital Masters in the Territory

2. Assignment and transfer

In consideration of :

2.1 The issue by the Purchaser of Five Hundred Thousand Shares to Beacon for the use of Beacon absolutely (the receipt of which shares Beacon hereby acknowledges) Beacon as Beneficial Owner HEREBY ASSIGNS AND TRANSFERS to the Purchaser the copyright and all rights in the nature of copyright throughout the Territory in the Digital Masters specified and described in the First Schedule for all the residue of the term of copyright and such rights therein and all renewals or extensions thereof and together with all accrued causes of action in respect thereof

AND

2.2 The sum of US$Ten now paid to Beacon by the Purchaser (the receipt of which sum acknowledges) Beacon as Beneficial Owner HEREBY ASSIGNS AND LICENCES to the Purchaser the rights and licences contained in and specified by the Second Schedule

TO HOLD unto the use of the Purchaser absolutely.

3. Further Assurance

3.1 Beacon shall at any time and from time to time hereafter at the request and expense of the Purchaser execute all such documents and do or procure all such acts things and matters as the Purchaser may require in order to vest the rights and property assigned and transferred above in order to vest the said rights and property in the Purchaser

4. Grant of Further Rights

4.1 The Purchaser and its successors assigns and licensees shall have the non- exclusive right to use the Publicity Material throughout the Territory during the Term.

4.2 The Purchaser shall be entitled to use and exploit any and all audio-visual promotional films and videos made by or licensed to Beacon in connection with the rights assigned or transferred to the Purchaser above in any manner the Purchaser may see fit in any and all media by any and all means throughout the world for the full period of copyright and any costs incurred in the creation and manufacture of such promotional films and videos and other material shall be deemed to be included in the consideration above Beacon confirms that the entire copyright and all other rights in all such promotional films videos and other material shall vest in the Purchaser absolutely.

4.4 Beacon confirms and agrees that the Purchaser shall have the sole and exclusive right to initiate and maintain any and all actions or proceedings which the Purchaser in its sole discretion deems necessary in order to establish maintain or preserve any of Beacon's assigned transferred granted or licensed to the Purchaser hereunder together with the right to defend any action in the sole name of the Purchaser without prejudice to the right of the Purchaser to join Beacon as a plaintiff or defendant in any such action and Beacon for itself its successors and assigns confirms that it shall have no right title or interest in respect of any money recovered by the Purchaser in respect of any such actions or proceedings.

5. Warranties and obligations of Beacon

As a material inducement to the Purchaser to enter into this Agreement Beacon warrants and undertakes and agrees with the Purchaser that:

5.1 all consents required pursuant to the Copyright Designs and Patents Act 1988 Part II or otherwise for the exploitation by the Purchaser its assigns and licensees of the Digital Masters in any and all media by any manner or means now known or invented in the future throughout the Territory during the Term have been obtained by Beacon

5.2 Beacon is free to enter into this Agreement and is the sole absolute unincumbered legal and beneficial owner of all rights and property granted to the Purchaser and has the authority to grant to the Purchaser all the rights and consents granted assigned and transferred by and in this Agreement and is not under any disability restriction or prohibition which might prevent the Purchaser from performing or observing any of Beacon's obligations under this Agreement

5.3 Beacon has not entered and will not enter into any arrangement which might conflict with this agreement

5.4 The Digital Masters and Publicity Material are and will on delivery be in first class condition and of first class technical quality suitable for exploitation in sound recordings in all configurations

5.5 Beacon shall deliver the Digital Masters and the Publicity Material to the Purchaser free and clear of all Third Party liabilities and all recording synchronization mechanical and/or distribution royalties and any other payments of whatever nature payable in connection with the Digital Masters all such payments which may require to be met being solely for the account of Beacon provided however that the mechanical fees at the Relevant Rate in respect of Compositions incorporated in the Digital Masters shall be the responsibility of the Purchaser

5.7 Beacon shall not without the consent in writing of the Purchaser reveal or make public any financial or other confidential information in connection with the Digital Masters and the Publicity Material the terms of this Agreement or the business of the Purchaser or issue any other publicity relating to any of the foregoing

5.8 Beacon undertakes to indemnify the Purchaser and keep the Purchaser at all times fully indemnified from and against all actions proceedings claims demands costs (including without prejudice to the generality of this provision the legal costs of the Purchaser on a solicitor and own client basis) awards and damages howsoever arising directly or indirectly as a result of any breach or non-performance by Beacon of any of Beacon's undertakings warranties or obligations under this Agreement

6. Notices

6.1 Any notice or other document required to be given under this Agreement or any communication between the parties with respect to any of the matters or provisions of this Agreement shall be in writing and deemed to be duly given if signed by or on behalf of a Director of the party giving notice and if left at or sent by pre-paid registered or recorded delivery post or by telex facsimile transmission or other means of telecommunication in permanent written form to the address of the party receiving such notice as set out in the head of this Agreement or as notified between the parties for the purpose of this clause.

6.2 Any such notice or other communication shall be deemed to have been given to and received by the addressee:

6.3.1 at the time the same is left at the address of or handed to a representative of the party to be served

6.3.2 by post on the day not being a Sunday or public holiday 7 days following the date of posting

6 3.3 in the case of a telex telegram cable facsimile transmission or other means of telecommunication on the next following day

7. Severability

If any provision of this Agreement and Assignment shall be prohibited by or adjudged by a court to be unlawful void or unenforceable such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way affect any other circumstances or the validity or the enforcement of this Agreement

8. Agreement final and complete

This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject matter of this Agreement and may not be varied except by an instrument in writing signed by all the parties to this Agreement

9. Waiver

No failure or delay on the part of any of the parties to this Agreement relating to the exercise of any right power privilege or remedy provided under this Agreement shall operate as a waiver of such right power privilege or remedy or as a waiver of any preceding or succeeding breach by the other party to this Agreement not shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise of such or any other right power privilege or remedy provided in this Agreement all of which are several and cumulative and are not exclusive of each other or of any other rights or remedies otherwise available to a party at law or equity.

10. Governing law

This Agreement shall be governed by and construed in accordance with the law of England and Wales the courts of which shall be courts of competent jurisdiction

EXECUTED as a Deed by the parties the day and year above written

                           THE FIRST SCHEDULE


(full lists of titles and artistes to be set out with each page signed by way of identification and verification by representatives of both parties)

                          THE SECOND SCHEDULE

(details of all rights and licences vested in Beacon to be set out with each page signed by way of identification and verification by representatives of both parties)

SIGNED AS A DEED by

on behalf of Beacon Studios Management Corporation

SIGNED AS A DEED by

on behalf of Immediate Entertainment Group Incorporated